                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

                        EMMIS COMMUNICATION CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                        EMMIS COMMUNICATION CORPORATION
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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                           EMMIS COMMUNICATIONS LOGO


                                January 20, 2000


Dear Shareholders:


     On behalf of the directors and officers of Emmis Communications Corporation, I invite you to attend a special meeting of our shareholders on Monday, February 21, 2000 at 10:00 a.m. at One EMMIS Plaza, 40 Monument Circle, Indianapolis, Indiana.


     As you know, the Board of Directors recently approved a 2-for-1 stock split of our Class A and Class B Common Stock. The primary purpose of this special meeting is to amend our Articles of Incorporation to increase the number of authorized shares of Class A and Class B Common Stock so that we can implement the stock split. Since we are proposing an amendment to our Articles of Incorporation, we believe that this special meeting is also an appropriate time to make certain other amendments to our Articles of Incorporation.

     All of the proposals are explained in more detail in the notice of special meeting and proxy statement that appear on the following pages. After reading the proxy statement, please mark, sign and return the enclosed proxy card to ensure that your votes on the business matters of the meeting will be recorded.

     Whether or not you attend the meeting, please return your proxy card promptly in the enclosed postage paid envelope. After returning the proxy card, you may vote in person on all matters brought before the meeting.


     We look forward to seeing you on February 21.

                                          Sincerely,

                                          JEFFREY H. SMULYAN

                                          Jeffrey H. Smulyan,
                                          President and
                                          Chairman of the Board

                        EMMIS COMMUNICATIONS CORPORATION
                             INDIANAPOLIS, INDIANA
                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


     A special meeting of the shareholders of Emmis Communications Corporation will be held on Monday, February 21, 2000, at 10:00 a.m. at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana, to consider and vote on the following matters:


     1. An amendment to the Emmis Articles of Incorporation to increase the authorized Class A Common Stock to 170 million shares and the authorized Class B Common Stock to 30 million shares;

     2. An amendment to the Emmis Articles of Incorporation to create a new class of non-voting common stock with 30 million authorized shares, to be denominated Class C Common Stock;

     3. An amendment to the Emmis Articles of Incorporation to provide for a classified Board of Directors, consisting of six to 15 directors divided into three classes, to require cause and an 80% vote of shareholders for the removal of directors, to require an 80% vote of shareholders to change these provisions and to remove certain outdated material from the Articles; and

     4. The transaction of such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on January 7, 2000 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                          By order of the Board of Directors,

                                          NORMAN H. GURWITZ

                                          Norman H. Gurwitz
                                          Secretary

Indianapolis, Indiana

January 20, 2000

                        EMMIS COMMUNICATIONS CORPORATION
                                ONE EMMIS PLAZA
                               40 MONUMENT CIRCLE
                          INDIANAPOLIS, INDIANA 46204

                                PROXY STATEMENT


     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Emmis Communications Corporation of proxies to be voted at a special meeting of shareholders to be held on Monday, February 21, 2000, and at any adjournment thereof. The approximate date of mailing this proxy statement is January 20, 2000. The following is important information in a question-and-answer format regarding the special meeting and this proxy statement.


Q: WHAT AM I VOTING ON?

     - An amendment to the Emmis Articles of Incorporation to increase the authorized Class A Common Stock to 170 million shares and the authorized Class B Common Stock to 30 million shares

     - An amendment to the Emmis Articles of Incorporation to create a class of non-voting common stock with 30 million authorized shares, to be denominated Class C Common Stock

     - An amendment to the Emmis Articles of Incorporation to provide for a classified Board of Directors, consisting of six to 15 directors divided into three classes, to require cause and an 80% vote of shareholders for the removal of directors, to require an 80% vote of shareholders to change these provisions and to remove two outdated sections of the Articles of Incorporation describing series of preferred stock which were redeemed when Emmis became a public company

Q: WHO IS ENTITLED TO VOTE?


     Holders of either class of Emmis common stock, Class A or Class B, as of the close of business on January 7, 2000, the record date, are entitled to vote at the annual meeting. As of January 7, 2000, 20,487,853 shares of Class A Common Stock and 2,369,291 shares of Class B Common Stock were issued and outstanding.


Q: WHAT ARE THE VOTING RIGHTS OF THE CLASS A AND CLASS B COMMON STOCK?

     On each matter submitted to a vote of Emmis' shareholders, each share of Class A Common Stock is entitled to one vote and each share of Class B Common Stock is entitled to ten votes. Generally, the Class A and Class B Common Stock vote together as a single group. However, the two classes vote separately in connection with the election of directors, certain "going private" transactions and other matters as provided by law.

     For this special meeting, the Class A and Class B Common Stock will vote as separate classes on the increase in the authorized Class A Common Stock and Class B Common Stock and on the creation of a new class of non-voting common stock and as a single class on all other issues.

Q: HOW DO I VOTE?

     Sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote FOR the three proposals on your behalf. You have the right to revoke your proxy any time before the meeting by either notifying Emmis' corporate secretary or returning a later-dated proxy. You may also revoke your proxy by voting in person at the meeting.

Q: WHAT DOES IT MEAN IF I GET MORE THAN ONE PROXY CARD?

     It means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.

Q: WHO WILL COUNT THE VOTE?

     Representatives of First Union National Bank, Emmis' transfer agent, will count the votes.

Q: WHAT CONSTITUTES A QUORUM?

     A majority of the voting power of each of the Class A and Class B Common Stock constitutes a quorum for the meeting.

Q: HOW MANY VOTES ARE NEEDED FOR APPROVAL OF EACH ITEM?

     The approval of the amendments to the Emmis Articles of Incorporation increasing the authorized shares and creating a new class of non-voting common stock requires that the number of votes of each of the Class A Common Stock and the Class B Common Stock cast in favor of the amendment exceed the number of votes cast against the amendment. The approval of the other amendment to the Emmis Articles of Incorporation requires that the number of votes of the Class A Common Stock and the Class B Common Stock, voting as a single class, cast in favor of the amendment exceed the number of votes cast against the amendment, with each share of Class A Common Stock entitled to one vote and each share of Class B Common Stock entitled to ten votes. Proxies submitted by brokers that do not indicate a vote for some of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called "broker non-votes." Abstentions and broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

Q: WHO CAN ATTEND THE SPECIAL MEETING?

     All shareholders as of January 7, 2000 can attend.

Q: WHAT PERCENTAGE OF STOCK DO THE DIRECTORS AND OFFICERS OWN?


     Together, they own approximately 4.0% of the shares of Class A Common Stock and 100.0% of the shares of Class B Common Stock. (See page 3 for details.)


Q: WHO ARE THE LARGEST PRINCIPAL SHAREHOLDERS?


     Jeffrey H. Smulyan, the President and Chairman of the Board of Directors, is the largest single shareholder of Emmis, beneficially owning 242,205 Class A shares and 2,869,291 Class B shares as of January 7, 2000. In addition, Liberty EMMS, Inc. (an affiliate of Liberty Media Corporation) and Mellon Bank Corporation each beneficially own in excess of 5% of the Class A Common Stock. (See page 3 for details.)


Q: WHEN ARE SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2000 ANNUAL MEETING
DUE?

     Any Emmis shareholder wishing to have a proposal considered for inclusion in the Emmis 2000 annual meeting proxy solicitation materials must set forth such proposal in writing and file it with the Emmis corporate secretary on or before January 25, 2000. The Emmis Board of Directors will review any shareholder proposals that are filed as required and will determine whether such proposals meet applicable criteria for inclusion in its 2000 annual proxy solicitation materials or consideration at the 2000 annual meeting. In addition, Emmis retains discretion to vote proxies on matters of which it is not properly notified at its principal executive offices on or before April 11, 2000, and also retains such authority under certain other circumstances.

                    VOTING SECURITIES AND BENEFICIAL OWNERS

     The following table shows, as of January 7, 2000, the number and percentage of shares of Common Stock held by each person known to Emmis who owned beneficially more than five percent of the issued and outstanding Emmis common stock, by the Emmis directors and by certain executive officers:


                                               CLASS A COMMON STOCK         CLASS B COMMON STOCK
                                             -------------------------    -------------------------
       FIVE PERCENT SHAREHOLDERS,            AMOUNT AND                   AMOUNT AND                   PERCENT
          SELLING SHAREHOLDER,               NATURE OF                    NATURE OF                    OF TOTAL
          DIRECTORS AND CERTAIN              BENEFICIAL       PERCENT     BENEFICIAL       PERCENT      VOTING
           EXECUTIVE OFFICERS                OWNERSHIP        OF CLASS    OWNERSHIP        OF CLASS     POWER
       --------------------------            ----------       --------    ----------       --------    --------
Jeffrey H. Smulyan.......................      242,205(1)        1.2%     2,869,291(13)     100.0%       58.8%
Susan B. Bayh............................       15,100(2)          *             --            --           *
Walter Z. Berger.........................       20,000(3)          *             --            --           *
Richard F. Cummings......................      113,091(4)          *             --            --           *
Norman H. Gurwitz........................      108,689(5)          *             --            --           *
Gary L. Kaseff...........................       51,988(6)          *             --            --           *
Richard A. Leventhal.....................       29,500(7)          *             --            --           *
Doyle L. Rose............................       94,002(8)          *             --            --           *
Greg A. Nathanson........................      147,000(9)          *             --            --           *
Frank V. Sica............................           --             *             --            --           *
Lawrence B. Sorrel.......................        4,000             *             --            --           *
Liberty Media Corporation................    2,700,000(10)      13.2             --            --         5.5
Mellon Bank Corporation..................    1,301,411(11)       6.4             --            --         2.9
All Officers and Directors as a Group (11
  persons)...............................      811,703(12)       4.0      2,869,291(13)     100.0        59.5


-------------------------
  *  Less than 1%.

 (1) Includes 162,205 shares held by Mr. Smulyan as trustee for the Emmis Communications Corporation Profit Sharing Trust, (the "Profit Sharing Trust") as to which Mr. Smulyan disclaims beneficial ownership.

 (2) Consists of 100 shares owned individually and 15,000 shares represented by stock options exercisable within 60 days of January 7, 2000.


 (3) Consists of 20,000 shares represented by stock options exercisable within 60 days of January 7, 2000.



 (4) Consists of 25,808 shares owned individually, 3,376 shares owned for the benefit of Mr. Cummings' children, 1,707 shares held in the Profit Sharing Trust, and 82,200 shares represented by stock options exercisable within 60 days of January 7, 2000.



 (5) Consists of 11,830 shares owned jointly by Mr. Gurwitz and his spouse, 490 shares owned by Mr. Gurwitz's spouse, 2,738 shares owned for the benefit of Mr. Gurwitz's children, 9,000 shares owned by a corporation of which Mr. Gurwitz's spouse is a 50% owner, 1,050 shares held in the Profit Sharing Trust, and 83,518 shares represented by stock options exercisable within 60 days of January 7, 2000.



 (6) Consists of 3,274 shares owned individually by Mr. Kaseff, 1,369 shares owned by Mr. Kaseff's spouse, 345 shares held in the Profit Sharing Trust, and 47,000 shares represented by stock options exercisable within 60 days of January 7, 2000.



 (7) Consists of 4,000 shares owned individually, 1,500 shares owned by Mr. Leventhal's spouse, 9,000 shares owned by a corporation of which Mr. Leventhal is a 50% owner and 15,000 shares represented by stock options exercisable within 60 days of January 7, 2000.



 (8) Consists of 10,095 shares owned individually, 1,707 shares held in the Profit Sharing Trust, and 82,200 shares represented by stock options exercisable within 60 days of January 7, 2000.



 (9) Consists of 100,000 shares owned individually or jointly with his spouse, 22,000 shares owned by a trust for the benefit of Mr. Nathanson's children and 25,000 shares represented by stock options exercisable within 60 days of January 7, 2000.

(10) Information concerning these shares was obtained from a Schedule 13D filed in November 1999 by Liberty Media Corporation, which has a mailing address of 9197 South Peoria Street, Englewood, Colorado 80112.



(11) Information concerning these shares was obtained from an Amendment to
     Schedule 13G filed in February 1999 by Mellon Bank Corporation on behalf of itself, Boston Group Holdings, Inc. and The Boston Company, Inc., each of which has a mailing address c/o Mellon Bank Corporation, One Mellon Bank Center, Pittsburgh, Pennsylvania 15258.



(12) Includes 369,918 shares represented by stock options exercisable within 60 days of January 7, 2000, and 162,205 shares held in the Emmis Communications Corporation Profit Sharing Trust.



(13) Consists of 2,369,291 shares owned individually and 500,000 shares represented by stock options exercisable within 60 days of January 7, 2000.

               PROPOSAL NO. 1: AMENDMENT OF THE EMMIS ARTICLES OF
             INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

     The Emmis Board of Directors has proposed an increase in the number of authorized shares of Class A Common Stock to 170 million shares from 34 million shares and an increase in the number of authorized shares of Class B Common Stock to 30 million shares from 6 million shares. The terms of the additional authorized Class A Shares will be the same as those that apply to the currently authorized Class A Shares, and the terms of the additional authorized Class B Shares will be the same as those that apply to the currently authorized Class B Shares. The form of the proposed amendment is shown in Exhibit A to this proxy statement.


     As of January 7, 2000, 20,487,853 shares of Class A Common Stock were issued and outstanding. Approximately 2.3 million shares have been reserved for issuance pursuant to various Emmis employee compensation and benefit plans, and
1.8 million shares were reserved for issuance upon conversion of the outstanding 6.25% Series A Cumulative Convertible Preferred Stock. There were, therefore, as of January 7, 2000, 34 million shares of Class A Common Stock authorized for issuance and approximately 24.6 million issued or reserved for issuance, leaving approximately 9.4 million shares of authorized Class A Common Stock available for future issuances by Emmis. In addition, as of January 7, 2000, six million shares of Class B Common Stock were authorized for issuance and approximately
3.4 million were issued and outstanding or reserved for issuance pursuant to various Emmis employee compensation and benefit plans. The Board believes it would be desirable to increase the number of shares of authorized Class A Common Stock and Class B Common Stock in order to permit a 2 for 1 stock split of the Class A Common Stock and the Class B Common Stock which the Board has approved, subject to the approval by shareholders of this proposal. The Board also believes that it would be desirable to increase the number of authorized shares of Class A Common Stock in order to make available additional shares for possible future stock splits, stock dividends, employee benefit plan issuances, equity financings, acquisitions and other corporate purposes. The Articles of Incorporation prohibit any split of the Class A Common Stock unless the Class B Common Stock is also split, so the Board has proposed a proportionate increase in the authorized shares of Class B Common Stock as well in order to permit future stock splits.


     Emmis has no specific plans currently calling for issuance of any of the additional shares of Common Stock, other than as described above. The rules of The Nasdaq Stock Market currently require shareholder approval of issuances of Class A Common Stock under certain circumstances. In other instances, the issuance of additional shares of authorized Class A Common Stock or Class B Common Stock would be within the discretion of the Board of Directors, without the requirement of further action by shareholders. Under the Emmis Articles of Incorporation, shareholders do not have preemptive rights. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the increase in authorized Class A Common Stock and Class B Common Stock as an anti-takeover measure, nor is Emmis aware of any proposed or contemplated transaction of this type.

     Approval of the proposal will be determined by whether the votes cast by holders of Class A Common Stock for the proposal exceed those cast against by holders of Class A Common Stock and whether the votes cast by holders of Class B Common Stock for the proposal exceed those cast against by holders of Class B Common Stock. Under applicable Indiana law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

               PROPOSAL NO. 2: AMENDMENT OF THE EMMIS ARTICLES OF
           INCORPORATION TO CREATE A CLASS OF NON-VOTING COMMON STOCK

     The Emmis Board of Directors has proposed the creation of a new class of Common Stock, to be known as Class C Common Stock, with 30 million shares authorized for issuance. The terms of the Class C Common Stock will be the same as those that apply to the Class A Common Stock, except that the Class C Shares will have no right to vote on any matter except as required by law. The form of the proposed amendment is shown in Exhibit A to this proxy statement.

     As an owner and operator of broadcasting properties, Emmis is subject to rules of the Federal Communications Commission which limit the number of radio and television stations one broadcaster may own or operate in a designated market area. For purposes of determining the number of stations a broadcaster owns, the FCC rules add to the broadcaster's total any stations owned in the market by certain significant holders of voting stock.

     An affiliate of Liberty Media Corporation recently purchased 2.7 million shares of Class A Common Stock. Although both Emmis and Liberty Media believe that none of Liberty Media's broadcasting properties will be attributed to Emmis and none of the Emmis broadcasting properties will be attributed to Liberty Media under the FCC's rules, the purchase agreement between Emmis and Liberty Media provides for the exchange of Liberty Media's shares of Class A Common Stock for shares of Emmis nonvoting common stock in the event the FCC does attribute ownership of one party's broadcasting properties to the other and certain other measures described in the agreement are not sufficient to avoid the attribution.

     The Board of Directors has proposed the creation of the nonvoting Class C Common Stock in order to provide for the contingency in the Liberty Media agreement that Emmis would need to exchange shares of Class C Common Stock for outstanding shares of Class A Common Stock. The board has proposed sufficient authorized shares of Class C Common Stock to account for possible stock splits as described in Proposal No. 1 above. Emmis has no specific plans currently calling for issuance of any shares of Class C Common Stock other than under the Liberty Media agreement. However, in the event the Board of Directors later determines that some or all of the Class C Common Stock is not needed under the Liberty Media agreement, it would have the discretion to issue shares of Class C Common Stock to others, without the requirement of further action by shareholders. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board does not intend or view the creation of Class C Common Stock as an anti-takeover measure, nor is Emmis aware of any proposed or contemplated transaction of this type.

     Approval of the proposal will be determined by whether the votes cast by holders of Class A Common Stock for the proposal exceed those cast against by holders of Class A Common Stock and whether the votes cast by holders of Class B Common Stock for the proposal exceed those cast against by holders of Class B Common Stock. Under applicable Indiana law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

               PROPOSAL NO. 3: AMENDMENT OF THE EMMIS ARTICLES OF
                INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS
                       AND TO MAKE CERTAIN OTHER CHANGES

     General. The Emmis Board of Directors has proposed an amendment to the Emmis Amended and Restated Articles of Incorporation which would make the following changes:

     - Provide for a Board of Directors with no less than six and no more than fifteen members, with the exact number of directors established from time to time by the Board of Directors in the Emmis By-Laws

     - Divide the Board of Directors into three classes, with the number of directors in each class to be as nearly equal as possible, and provide for the election of one class at each annual meeting to serve three-year terms

     - Provide that a director may be removed only for cause and only by the affirmative vote of shareholders representing at least 80% of the votes entitled to be cast for the election of that Director

     - Prohibit the amendment or repeal of the article concerning directors, or the adoption of a provision inconsistent with that article, without the affirmative vote of the holders of shares representing at least 80% of the votes entitled to be cast for the election of directors

     - Eliminate Sections 8.2 and 8.3 of the Amended and Restated Articles of Incorporation, which describe two series of preferred stock that were converted into Class A Common Stock and redeemed, respectively, upon the closing of the Emmis initial public offering in 1994

This amendment will have no application to directors elected pursuant to special voting rights of one or more series of Emmis preferred stock. Election and removal of these directors is governed by voting rights specifically granted to holders of such preferred stock and by rights provided in the Indiana Business Corporation Law. The form of the proposed amendment is shown in Exhibit A to this proxy statement.

     Classification of Directors. Currently, the articles of incorporation provide for the election of all directors at each annual meeting to serve until the next annual meeting. If the proposed amendment is adopted, at the 2000 annual meeting approximately one-third of the directors will be elected for a one-year term, approximately one-third of the directors will be elected for a two-year term and approximately one-third of the directors will be elected for a three-year term. The Class A Directors will be placed into separate classes.

     The board of directors believes that a staggered board of directors will tend to promote continuity in management because at least two-thirds of the directors at any time will have prior experience as directors of Emmis and in-depth knowledge of Emmis and its business. While Emmis has not experienced difficulties in the past due to lack of continuity in management, the board of directors believes that the unprecedented changes currently occurring in the broadcasting industry, including increased competition and evolving technologies, make such continuity and the long-term strategic planning it allows especially important.

     Staggered terms for members of the board of directors also would moderate the pace of changes in the board of directors by extending the time required to elect a majority of directors from one to two years. It would be impossible for shareholders to change a majority of the directors at any annual meeting should they consider such a change desirable, unless they control sufficient shareholder and director votes to change this provision of the articles of incorporation. This may have an antitakeover effect.

     Removal of Directors. Another provision of the proposed amendment would permit any director to be removed only for cause and only by the affirmative vote of shareholders representing at least 80% of the votes entitled to be cast for the election of that director at a meeting of shareholders called for that purpose. The proposed provision defines cause as conviction of a felony by a court of competent jurisdiction, or an adjudication by a court of competent jurisdiction of negligence or misconduct in the performance of a duty to Emmis in a matter of substantial importance to Emmis. The articles of incorporation currently contain no provision on removal of directors, and Indiana law provides that in the absence of such a provision in the articles of incorporation, shareholders representing a majority of the votes entitled to be cast for a director may remove that director with or without cause. If the amendment is adopted, Class A Directors will only be entitled to be removed for cause by the affirmative vote of shareholders representing at least 80% of the Class A Common Stock entitled to vote at a meeting of shareholders called for that purpose.

     This provision is consistent with, and supportive of, the concept of a classified board of directors because it tends to moderate the pace of any change in the board of directors and promote continuity of management. The board of directors believes that directors, all of whom are elected by the shareholders for specified terms, should be removed from office before the expiration of their respective terms only if dissatisfaction with their performance is widely shared by the shareholders and only in certain specified circumstances. Directors are required to act in the best interest of Emmis and its shareholders. If the holder of a simple majority of the votes represented by the common stock were able to remove directors at will, directors might have difficulty fulfilling their responsibilities to Emmis and to all of the shareholders.

     A general effect of this provision would be to prevent shareholders from removing directors (as opposed to defeating their re-election) unless the shareholders control at least 80% of the votes for election of directors and are able to base the removal on cause. Therefore, the provision will make it more difficult to acquire operating control of Emmis and may also discourage takeover attempts.

     Amendment or Repeal. The proposed amendment to the articles of incorporation also provides that the provisions relating to the Board of Directors may not be amended or repealed, and no inconsistent provision may be adopted, without the affirmative vote of the holders of shares representing at least 80% of the votes entitled to be cast for the election of directors at a meeting of shareholders called for the purpose of such amendment, repeal or adoption of an inconsistent provision. The effect of this provision is to prevent a simple majority of the votes entitled to be cast for amendment of the articles of incorporation from nullifying the effect of the provisions in the proposed amendment.


     Elimination of Outdated Provisions. Prior to its initial public offering in 1994, Emmis had two series of preferred stock outstanding. Under Indiana law, the terms of these series of preferred stock were established by amendments to the Emmis Articles of Incorporation, and they are currently contained in Sections 8.2 and 8.3. One series of this preferred stock was converted into Class A Common Stock upon the closing of the initial public offering, and the other series was redeemed with a portion of the offering proceeds. Thus, neither series of preferred stock has been outstanding since 1994, and the Board of Directors has proposed the elimination of Sections 8.2 and 8.3 of the Amended and Restated Articles of Incorporation. This change will have no effect on the outstanding 6.25% Series A Cumulative Convertible Preferred Stock, the terms of which are contained in a different part of the Amended and Restated Articles of Incorporation.


     Vote Required to Approve. Approval of the proposal will be determined by whether the votes cast by holders of Class A Common Stock and Class B Common Stock, voting as a single class, for the proposal exceed those cast against by holders of Class A Common Stock and Class B Common Stock. Each share of Class A Common Stock is entitled to one vote on this proposal and each share of Class B Common Stock is entitled to ten votes. Under applicable Indiana law, in determining whether this proposal has received the requisite number of affirmative votes, abstentions and broker non-votes will not be voted for or against the proposals and will not be counted as entitled to vote.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THIS PROPOSAL.

                            EXPENSES OF SOLICITATION


     The entire expense of preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies will be paid by Emmis. Emmis does not expect that the solicitation will be made by specially engaged employees or paid solicitors. Although Emmis might use such employees or solicitors if it deems them necessary, no arrangements or contracts have been made with any such employees or solicitors as of the date of this statement. In addition to the use of the mails, solicitation may be made by telephone, telegraph, electronic mail, cable or personal interview. Emmis will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse such record holders for their reasonable expenses incurred in doing so.

                           INCORPORATION BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this proxy statement, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until the date of the Special Meeting.

     - Our Annual Report on Form 10-K (file no. 0-23264) for the fiscal year ended February 28, 1999.

     - Our Quarterly Reports on Form 10-Q (file no. 0-23264) of the fiscal quarters ended May 31, 1999, August 31, 1999 and November 30, 1999.

     - Our Current Reports on Form 8-K (file no. 0-23264) filed March 15, 1999 and May 6, 1999, and an amendment on Form 8-K/A (file no. 0-23264) filed May 6, 1999.

     - Our Current Reports on Form 8-K (file no. 0-23264) filed May 7, 1998 and December 2, 1998, and an amendment on Form 8-K/A (file no. 0-23264) filed September 29, 1998.

     IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. Whether or not you attend the meeting, we urge you to execute and return the proxy.

                                          For the Board of Directors,

                                          JEFFREY H. SMULYAN

                                          Jeffrey H. Smulyan
                                          Chairman


January 20, 2000

                                                                       EXHIBIT A

                             PROPOSED AMENDMENTS TO
                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                           -------------------------

     THE DEFINITION OF "COMMON SHARES" IN ARTICLE III OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION IS AMENDED TO READ AS FOLLOWS:

     "Common Shares" has the meaning defined in Section 6.1(b) SECTION 6.1(C).

     ARTICLE III OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION IS AMENDED TO ADD THE FOLLOWING DEFINITION:

     "CLASS C SHARES" HAS THE MEANING DEFINED IN SECTION 6.1(C).

                            ------------------------

SECTION 6.1 OF THE AMENDED AND RESTATED ARTICLES OF INCORPORATION IS AMENDED TO READ AS FOLLOWS:

     6.1. Authorized Shares. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is fifty TWO HUNDRED FORTY million (50,000,000) (240,000,000), consisting of the following:

          (a) Thirty-four ONE HUNDRED SEVENTY MILLION (34,000,000) (170,000,000) shares of Class A Common Stock, par value $.01 per share (the "Class A Shares");

          (b) Six THIRTY MILLION (6,000,000) (30,000,000) shares of Class B Common Stock, par value $.01 per share (the "Class B Shares" and together with the Class A Shares and the Class B Shares, the "Common Shares"); and

          (C) THIRTY MILLION (30,000,000) SHARES OF CLASS C COMMON STOCK, PAR VALUE $.01 PER SHARE (THE "CLASS C SHARES" AND TOGETHER WITH THE CLASS A SHARES AND THE CLASS B SHARES, THE "COMMON SHARES"); AND

          (d) Ten million (10,000,000) shares of serial Preferred Stock, par value $.01 per share (the "Preferred Stock").
                            ------------------------

SECTION 7.2(A) IS AMENDED TO READ AS FOLLOWS:

     (a) General. When, as and if dividends are declared by the Corporation's board of directors (the "Board of Directors"), whether payable in cash, securities of the Corporation or other property, the holders of Common Shares shall be entitled, in accordance with the number of Common Shares held by each, to share equally in and to receive all such dividends, except that if dividends are declared that are payable in Common Shares, such stock dividends shall be payable at the same rate on each class of Common Shares and shall be payable only in Class A Shares to holders of Class A Shares, and in Class B Shares to holders of Class B Shares AND IN CLASS C SHARES TO HOLDERS OF CLASS C SHARES.

                            ------------------------

SECTION 7.4(A) IS AMENDED TO READ AS FOLLOWS:

     (a) General. The holders of the Class A Shares and the Class B Shares shall vote as a single class in all matters submitted to a vote of the shareholders, with each Class A Share being entitled to one vote and each Class B Share being entitled to ten votes, except (i) for the election of directors, which shall be governed by Subsections (b) and (c) below, (ii) with respect to any Going Private Transaction described in Subsection (e) below, which shall be governed by such Subsection, and (iii) as otherwise provided by law. THE HOLDERS OF THE CLASS C SHARES HAVE NO RIGHT TO VOTE ON ANY MATTER EXCEPT AS OTHERWISE PROVIDED BY LAW.
                            ------------------------

SECTION 7.5 IS AMENDED TO READ AS FOLLOWS:

     7.5. Issuance of Common Shares. Each new issuance of Common Shares after the Effective Date shall be an issuance of Class A Shares OR CLASS C SHARES unless (i) the Common Shares are issued to Smulyan or

(ii) the Common Shares are issued or subject to a Qualified Voting Trust. In each event described in clauses (i) or (ii) above, each Common Share issued shall be a Class B Share.
                            ------------------------

SECTION 7.7 IS AMENDED TO READ AS FOLLOWS:

     7.7. Consideration on Merger, Consolidation, etc. In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A Shares, and Class B Shares AND CLASS C SHARES must be identical for each class of stock, except that in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that the voting rights provided in these Restated Articles differ between the Class A Shares, and the Class B Shares AND THE CLASS C SHARES.

                            ------------------------


     ARTICLE VIII IS AMENDED TO DELETE SECTIONS 8.2 AND 8.3.

                            ------------------------

     ARTICLE IX IS AMENDED TO READ AS FOLLOWS:

                                   ARTICLE IX

                               BOARD OF DIRECTORS

     The number of directors constituting the Board of Directors as of the Effective Date shall be nine (9). Thereafter, the number of directors shall be fixed by the By-Laws of the Corporation.

     9.1 NUMBER OF DIRECTORS. THE NUMBER OF DIRECTORS CONSTITUTING THE BOARD OF DIRECTORS SHALL BE FIXED BY THE BY-LAWS OF THE CORPORATION AND SHALL BE NOT LESS THAN SIX (6) AND NOT MORE THAN FIFTEEN (15). NO AMENDMENT TO THE BY-LAWS DECREASING THE NUMBER OF DIRECTORS SHALL HAVE THE EFFECT OF SHORTENING THE TERM OF ANY INCUMBENT DIRECTOR.

     9.2 CLASSES AND TERM OF OFFICE. EFFECTIVE AS OF THE ANNUAL MEETING OF SHAREHOLDERS IN 2000, THE BOARD OF DIRECTORS SHALL BE DIVIDED INTO THREE (3) CLASSES, DESIGNATED CLASS I, CLASS II AND CLASS III, AS NEARLY EQUAL IN NUMBER AS POSSIBLE. THE NUMBER OF CLASS A DIRECTORS IN EACH CLASS SHALL ALSO BE AS NEARLY EQUAL IN NUMBER AS POSSIBLE. THE INITIAL TERM OF OFFICE OF DIRECTORS IN CLASS I WILL EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2001. THE INITIAL TERM OF OFFICE OF DIRECTORS IN CLASS II WILL EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2002. THE INITIAL TERM OF OFFICE OF DIRECTORS IN CLASS III WILL EXPIRE AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2003. AT EACH ANNUAL ELECTION BEGINNING AT THE ANNUAL MEETING OF SHAREHOLDERS IN 2001, THE SUCCESSORS TO THE CLASS OF DIRECTORS WHOSE TERM THEN EXPIRES SHALL BE ELECTED TO HOLD OFFICE FOR A TERM OF THREE (3) YEARS AND UNTIL HIS OR HER SUCCESSOR IS ELECTED AND QUALIFIES OR UNTIL HIS OR HER EARLIER RESIGNATION, REMOVAL FROM OFFICE OR DEATH. THIS SECTION DOES NOT APPLY TO ANY DIRECTORS ELECTED PURSUANT TO SPECIAL VOTING RIGHTS OF ONE OR MORE SERIES OF PREFERRED STOCK.

     9.3 REMOVAL OF DIRECTORS.

     (A) A DIRECTOR OTHER THAN A CLASS A DIRECTOR MAY BE REMOVED BY THE SHAREHOLDERS ONLY FOR CAUSE AND ONLY IF THE REMOVAL HAS BEEN APPROVED BY AN 80% MAJORITY OF THE COMBINED VOTING POWER OF THE SHARES ENTITLED TO VOTE FOR THE ELECTION OF SUCH DIRECTOR, CAST AT A SPECIAL MEETING OF THE SHAREHOLDERS CALLED FOR THAT PURPOSE. A CLASS A DIRECTOR MAY BE REMOVED BY THE HOLDERS OF CLASS A SHARES AS PROVIDED IN SECTION 7.4(B) ONLY FOR CAUSE AND ONLY IF THE REMOVAL HAS BEEN APPROVED BY THE HOLDERS OF AN 80% MAJORITY OF THE CLASS A SHARES, CAST AT A SPECIAL MEETING OF THE SHAREHOLDERS CALLED FOR THAT PURPOSE. CAUSE FOR REMOVAL EXISTS ONLY IF:

          (1) THE DIRECTOR WHOSE REMOVAL IS PROPOSED HAS BEEN CONVICTED OF A FELONY BY A COURT OF COMPETENT JURISDICTION AND THE CONVICTION IS NO LONGER SUBJECT TO DIRECT APPEAL; OR

          (2) THE DIRECTOR WHOSE REMOVAL IS PROPOSED HAS BEEN ADJUDICATED BY A COURT OF COMPETENT JURISDICTION TO BE LIABLE FOR NEGLIGENCE OR MISCONDUCT IN THE PERFORMANCE OF HIS DUTY TO THE CORPORATION IN A MATTER OF SUBSTANTIAL IMPORTANCE TO THE CORPORATION, AND THE ADJUDICATION IS NOT LONGER SUBJECT TO DIRECT APPEAL.

     (B) THIS SECTION DOES NOT APPLY TO ANY DIRECTORS ELECTED PURSUANT TO SPECIAL VOTING RIGHTS OF ONE OR MORE SERIES OF PREFERRED STOCK.

     9.4 AMENDMENT OR REPEAL OF THIS ARTICLE. NOTWITHSTANDING ANY OTHER PROVISION OF THESE ARTICLES OR THE BY-LAWS OF THE CORPORATION, AND IN ADDITION TO ANY OTHER PROCEDURE SPECIFIED UNDER INDIANA LAW, ANY AMENDMENT OR REPEAL OF OR ADOPTION OF A PROVISION INCONSISTENT WITH ANY PROVISION IN THIS ARTICLE IX IS NOT EFFECTIVE UNLESS IT IS APPROVED BY AT LEAST AN 80% MAJORITY OF THE COMBINED VOTING POWER OF THE OUTSTANDING COMMON SHARES.

                          [EMMIS COMMUNICATIONS LOGO]



                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------
EMMIS COMMUNICATIONS CORPORATION
40 MONUMENT CIRCLE
INDIANAPOLIS, INDIANA 46204

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Jeffrey H. Smulyan, Norman H. Gurwitz and Gary
L. Kaseff, and each of them, attorneys-in-fact and proxies, with full power of substitution, to vote as designated below all shares of Class A Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the special meeting of Shareholders to be held on February 21, 2000, at 10:00 a.m., and at any adjournment thereof.

1. PROPOSAL TO AMEND THE EMMIS ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES.

     [ ]  FOR                  [ ]      AGAINST                  [ ]   ABSTAIN

2. PROPOSAL TO AMEND THE EMMIS ARTICLES OF INCORPORATION TO CREATE A CLASS OF NON-VOTING COMMON STOCK.

     [ ]  FOR                  [ ]      AGAINST                  [ ]   ABSTAIN

3. PROPOSAL TO AMEND THE EMMIS ARTICLES OF INCORPORATION TO CLASSIFY THE BOARD OF DIRECTORS AND MAKE CERTAIN OTHER CHANGES.

     [ ]  FOR                  [ ]      AGAINST                  [ ]   ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

                           (continued on other side)

                            - FOLD AND DETACH HERE -
--------------------------------------------------------------------------------



This Proxy is solicited on behalf of the Board of Directors of the Company. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholders. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.


The undersigned acknowledges receipt from Emmis Communications Corporation, prior to the execution of this proxy, of notice of the meeting and a proxy statement.



                                             Dated:                       , 2000
                                                   -----------------------


                                             -----------------------------------
                                                         (Signature)


                                             -----------------------------------
                                                  (Signature if held jointly)



                                             Please sign exactly as name appears
                                             to the left. When shares are held
                                             as joint tenants, both should sign.
                                             When signing as attorney, executor,
                                             administrator, trustee or guardian,
                                             please give full title. If a
                                             corporation, please sign in full
                                             corporate name by President or
                                             other authorized officer. If a
                                             partnership, please sign in
                                             partnership name by authorized
                                             person.


                                             IMPORTANT: Please mark, sign, date
                                             and return the proxy card promptly
                                             using the enclosed envelope.


                                 REVOCABLE PROXY